UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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MFS GROWTH FUND

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MFS Growth Fund
Special Meeting of Shareholders: June 18.2025
Important proxy voting material is ready for your review
Vote Now!
Control Number: 00099999000000 Security Code: 99999999
If more than one control number appears, each must be voted individually for your vote to be counted on all shares. For Shareholders as of March 21, 2025.
Ways to Vote
Go to Proxy-direct.com	Call 800-337-3503	Vote by June 18, 2025 at 11:00 AM ET

Please know that your vote is very important. Voting now eliminates phone calls, avoids unnecessary communications and minimizes proxy costs.

Important Materials

Notice of Meeting and Proxy Statement

Voting Standards

The proposal must receive the approval of a "majority" of shareholders as that term is defined under the 1940 Act, meaning that it must be approved by the lesser of (A) 67% or more of each Fund’s voting securities present at the Shareholder Meeting, if the holders of 50% or more of a Fund’s outstanding voting securities are present or represented by proxy; or (B) 50% or more of a Fund’s outstanding voting securities.

How to Vote You are able to vote through the Internet or by telephone. Your browser must support secure transactions. Please read the instructions and proxy materials carefully before voting.

Questions?

If you need assistance with voting, you may call Computershare Fund Services, the Company's proxy solicitor, toll free at 1-877-456-7881.

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